Exhibit 24.1

McCormick & Company, Incorporated

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCormick & Company, Incorporated, a Maryland corporation with offices at 24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031, hereby constitute and appoint Lawrence E. Kurzius, Michael R. Smith, and Jeffery D. Schwartz, jointly and severally, each in his own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 registering shares of Common Stock for issuance pursuant to the 2022 Omnibus Incentive Plan, any and all amendments to this Registration Statement, or any Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Lawrence E. Kurzius	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	March 30, 2022
Lawrence E. Kurzius

/s/ Michael R. Smith	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2022
Michael R. Smith

/s/ Gregory P. Repas	Vice President and Controller (Principal Accounting Officer)	March 30, 2022
Gregory P. Repas

/s/ Anne L. Bramman	Director	March 30, 2022
Anne L. Bramman

/s/ Michael A. Conway	Director	March 30, 2022
Michael A. Conway

/s/ Freeman A. Hrabowski, III	Director	March 30, 2022
Freeman A. Hrabowski, III

/s/ Patricia Little	Director	March 30, 2022
Patricia Little

/s/ Michael D. Mangan	Director	March 30, 2022
Michael D. Mangan

/s/ Maritza G. Montiel	Director	March 30, 2022
Maritza G. Montiel

/s/ Margaret M.V. Preston	Director	March 30, 2022
Margaret M.V. Preston

/s/ Gary M. Rodkin	Director	March 30, 2022
Gary M. Rodkin

/s/ Jacques Tapiero	Director	March 30, 2022
Jacques Tapiero

/s/ W. Anthony Vernon	Director	March 30, 2022
W. Anthony Vernon